Exhibit 99.4

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: March 13, 2014	THIRD POINT LLC

	By:	Daniel S. Loeb, Chief Executive Officer

	By:	/s/ William Song
	Name:	William Song
	Title:	Attorney-in-Fact

Dated: March 13, 2014	DANIEL S. LOEB

	By:	/s/ William Song
	Name:	William Song
	Title:	Attorney-in-Fact

Dated: March 13, 2014	HARRY J. WILSON

	By:	/s/ Harry J. Wilson

Dated: March 13, 2014	OLIVIER REZA

	By:	/s/ Olivier Reza